Terms used in this free writing prospectus are described or defined in the product supplement, prospectus supplement and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

This free writing prospectus relates to nine separate note offerings; each reference asset identified below represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not a basket or index of reference assets). Although each offering relates to a reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to that reference asset or as to the suitability of an investment in the related notes. The following key terms relate to each separate notes offering:

•   Offering Period End Date: September 26, 2006 at 2:00 pm New York time

•   Initial Public Offering Price: 100 per cent

•   Initial Valuation Date: September 26, 2006

•   Issue Date: September 29, 2006

•   Maturity Date: 3 business days after the final valuation date

•   Interest Payment Dates: Each of December 29, 2006, March 29, 2007, June 29, 2007 and the maturity date.

•   Initial Price: Market price of the reference asset on the initial valuation date

•   Listing: The notes will not be listed on any U.S. securities exchange or quotation system

REFERENCE ASSET/ REFERENCE ISSUER (TICKER)	PAGE NUMBER	INTEREST RATE (PER ANNUM)	BARRIER LEVEL	BARRIER PRICE	PRINCIPAL AMOUNT	AGENT’S DISCOUNT OR COMMISSION PER NOTE / TOTAL (1)	PROCEEDS TO US PER NOTE / TOTAL	CUSIP / ISIN	FINAL VALUATION DATE
TELLABS, INC. (TLAB)	FWP-5	15.00%	80%	TBD	TBD	TBD	TBD	40428H EG 3 / US40428HEG39	September 25, 2007
WESTERN DIGITAL CORPORATION (WDC)	FWP-6	14.00%	80%	TBD	TBD	TBD	TBD	40428H EF 5 / US40428HEF55	September 25, 2007
CIRCUIT CITY STORES, INC. (CC)	FWP-7	14.00%	80%	TBD	TBD	TBD	TBD	40428H EH 1 / US40428HEH12	September 25, 2007
CONSOL ENERGY INC. (CNX)	FWP-8	13.25%	80%	TBD	TBD	TBD	TBD	40428H EE 8 / US40428HEE80	September 25, 2007
BEST BUY CO., INC. (BBY)	FWP-9	12.00%	80%	TBD	TBD	TBD	TBD	40428H ED 0 / US40428HED08	September 25, 2007
Micron Technology, Inc. (MU)	FWP-10	11.25%	80%	TBD	TBD	TBD	TBD	40428H EC 2 / US40428HEC25	September 25, 2007
Chesapeake Energy Corporation (CHK)	FWP-11	11.00%	80%	TBD	TBD	TBD	TBD	40428H EB 4 / US40428HEB42	September 25, 2007
ANNTAYLOR STORES CORPORATION (ANN)	FWP-12	11.00%	80%	TBD	TBD	TBD	TBD	40428H EJ 7 / US40428HEJ77	September 25, 2007
Newmont Mining Corporation (NEM)	FWP-13	10.50%	80%	TBD	TBD	TBD	TBD	40428H EK 4 / US40428HEK41	September 25, 2007

(1) Agent’s discount may vary but will be no more than the amount listed in “Agent’s Discount or Commission per Note / Total,” above.

See “Risk Factors” in this free writing prospectus beginning on page FWP-2, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

HSBC SECURITIES (USA) INC. September 12, 2006

GENERAL TERMS

This free writing prospectus relates to nine separate note offerings; each reference asset identified on the cover page represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not to a basket or index of reference assets). You may participate in any one of the notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each note offering relates only to a single reference asset identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of those reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated July 3, 2006 and the product supplement dated July 31, 2006. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-2 of this document, PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

HSBC USA Inc. has filed a registration statement (including a prospectus, prospectus supplement and product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and product supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, HSBC USA Inc., the agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and product supplement if you request them by calling toll-free 1 888 800 4722.

You may also obtain:

•	the product supplement at www.sec.gov/Archives/edgar/data/83246/000110465906049988/a06-17097_1424b2.htm.

•	the prospectus supplement at www.sec.gov/Archives/edgar/data/83246/000110465906045146/a06-14758_3424b2.htm.

•	the prospectus at www.sec.gov/Archives/edgar/data/83246/000110465906022455/a05-22289_1s3asr.htm.

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in the notes is not equivalent to investing directly in the reference assets. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review “Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”; and

•	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset”.

1. The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invested. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD1,000 investment in the notes will pay USD1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive will be less than the principal amount of your notes and may be zero. Accordingly, you may lose the entire principal amount of your notes.

We cannot predict the final price of any reference asset on the final valuation date.

2. You will not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the reference asset. If the final price of the reference asset is greater than the initial price of the reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the applicable interest rate. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

FWP-2

3. Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” beginning on page FWP-3 of this free writing prospectus and “Certain U.S. Federal Income Tax Considerations – Certain Equity-Linked Notes – Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, product supplement and this free writing prospectus do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. A USD1,000 investment in the notes will pay USD1,000 at maturity unless: (a) the final price of the reference asset is lower than the initial price of the reference asset and (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset on any day is below the barrier price. If the conditions described in (a) and (b) are both true, at maturity you will receive the physical delivery amount (with any fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price). Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur.

In the event that the maturity date is postponed or extended as described under “Specific Terms of the Notes – Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity is in physical shares of the reference asset, you will receive a number of shares referred to as the “physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your notes by the initial price of the reference asset. The physical delivery amount, the initial price of the reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this free writing prospectus, and interest payments will be made on the interest payment dates specified on the front cover of this free writing prospectus. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see “Description of the Notes – Fixed Rate Notes” in the prospectus supplement.

SETTLEMENT

We expect that the delivery of the notes will be made against payment therefor on or about the issue date specified on the cover hereof, which will be the third business day following the initial valuation date of the notes (the settlement cycle being referred to as “T+3”).

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the notes consistent with this approach. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes–Short-Term Debt Instruments in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

FWP-3

The description below of each reference asset includes a chart that indicates the yield on the Deposit and the Put Premium, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes— Certain Notes Treated as a Put Option and a Deposit.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION

All information regarding the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section “Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices, of that reference asset for each quarter in the period from January 1, 2002 through June 30, 2006 and for the period from July 1, 2006 through September 8, 2006. We obtained the data in these tables from Bloomberg Financial Service, without independent verification by us. Historical prices of the reference assets should not be taken as an indication of future performance of the reference assets.

HYPOTHETICAL EXAMPLES

The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for each reference asset. Each table illustrates the hypothetical returns you would have earned from (i) a USD1,000 investment in the notes compared to (ii) a direct investment in the relevant reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in each table were determined:

•   If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive USD1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price;

•   If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was not below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD1,000 at maturity; or

•   If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash).

Each table of hypothetical returns is provided for illustration purposes only and is hypothetical. None purports to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference assets on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

FWP-4

TELLABS, INC. (TLAB)

Description of TELLABS, INC.

According to publicly available information, TELLABS, INC. (“Tellabs”) designs and markets equipment to providers of telecommunications services worldwide. Tellabs also provides installation and professional services that support its product offerings. Tellabs’ products and services provide solutions to deliver wireline services, wireless services and broadband data networking for business and residential customers and bundled voice, video and high-speed Internet/data services. Tellabs sells its products in the domestic and international marketplaces, under the Tellabs name and trademarks, through its global field sales force, partners and distributors. Tellabs’ customer base includes incumbent local exchange carriers such as the regional Bell operating companies, wireless service operators, post telephone and telegraph administrations, independent operating companies, original equipment manufacturers, cable and multiple system operators, competitive local exchange carriers, system integrators and alternate service providers.

Tellabs’ SEC file number is 000-09692.

Historical Performance of TELLABS, INC.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	$ 17.47	$ 10.10	$ 10.47
June 28, 2002	$ 10.65	$ 5.54	$ 6.20
September 30, 2002	$ 7.64	$ 4.00	$ 4.07
December 31, 2002	$ 10.11	$ 4.15	$ 7.27
March 31, 2003	$ 9.73	$ 5.07	$ 5.79
June 30, 2003	$ 8.74	$ 5.26	$ 6.56
September 30, 2003	$ 8.28	$ 5.85	$ 6.81
December 31, 2003	$ 8.80	$ 6.77	$ 8.41
March 31, 2004	$ 11.37	$ 8.05	$ 8.66
June 30, 2004	$ 10.02	$ 7.63	$ 8.74
September 30, 2004	$ 10.32	$ 7.40	$ 9.19
December 31, 2004	$ 9.59	$ 7.87	$ 8.59
March 31, 2005	$ 9.28	$ 6.88	$ 7.30
June 30, 2005	$ 9.15	$ 6.56	$ 8.70
September 30, 2005	$ 10.60	$ 8.40	$ 10.52
December 30, 2005	$ 11.49	$ 8.73	$ 10.90
March 31, 2006	$ 16.04	$ 10.43	$ 15.90
June 30, 2006	$ 17.28	$ 12.69	$ 13.31
July 1, 2006 through September 8, 2006	$ 13.52	$ 8.85	$ 9.66

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 15.00 per cent interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “– Hypothetical Examples” above for more information.

Reference Asset:	TELLABS, INC.

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	15.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	12 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	15.00%		100.00%
+	90%	15.00%		90.00%
+	80%	15.00%		80.00%
+	70%	15.00%		70.00%
+	60%	15.00%		60.00%
+	50%	15.00%		50.00%
+	40%	15.00%		40.00%
+	30%	15.00%		30.00%
+	20%	15.00%		20.00%
+	10%	15.00%		10.00%
	0%	15.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	5.00%	15.00%	-10%
-	20%	-5.00%	15.00%	-20%
-	30%	-15.00%	N/A	-30%
-	40%	-25.00%	N/A	-40%
-	50%	-35.00%	N/A	-50%
-	60%	-45.00%	N/A	-60%
-	70%	-55.00%	N/A	-70%
-	80%	-65.00%	N/A	-80%
-	90%	-75.00%	N/A	-90%
-	100%	-85.00%	N/A	-100%

FWP-5

WESTERN DIGITAL CORPORATION (WDC)

Description of WESTERN DIGITAL CORPORATION

According to publicly available information, WESTERN DIGITAL CORPORATION (“Western Digital”) designs, develops, manufactures and sells hard disk drives. Western Digital’s hard disk drives are used in desktop personal computers, notebook computers, enterprise applications such as servers, workstations, network attached storage and storage area networks, and in consumer electronics products such as personal/digital video recorders and satellite and cable set-top boxes. In addition, Western Digital’s hard disk drives are used in external hard disk drive products that feature high speed buses such as 1394/ FireWire/iLinktm, Universal Serial Bus and Ethernet. Western Digital sells its products worldwide to original equipment manufacturers for inclusion in computer systems or subsystems, and to distributors, resellers and retailers. Western Digital’s hard disk drive products are currently manufactured in Malaysia and Thailand.

Western Digital’s SEC file number is 001-08703.

Historical Performance of WESTERN DIGITAL CORPORATION

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	$7.75	$5.20	$6.23
June 28, 2002	$7.55	$3.07	$3.25
September 30, 2002	$5.49	$2.98	$4.70
December 31, 2002	$8.96	$4.40	$6.39
March 31, 2003	$9.58	$6.44	$9.06
June 30, 2003	$13.05	$8.36	$10.30
September 30, 2003	$14.00	$8.44	$12.89
December 31, 2003	$14.95	$10.20	$11.79
March 31, 2004	$13.55	$9.64	$11.23
June 30, 2004	$11.70	$7.87	$8.66
September 30, 2004	$8.99	$6.39	$8.79
December 31, 2004	$11.02	$7.95	$10.84
March 31, 2005	$12.95	$9.84	$12.75
June 30, 2005	$16.10	$11.64	$13.42
September 30, 2005	$15.28	$12.16	$12.93
December 30, 2005	$19.15	$11.25	$18.61
March 31, 2006	$24.70	$18.21	$19.43
June 30, 2006	$22.10	$17.21	$19.81
July 1, 2006 through September 8, 2006	$20.11	$16.01	$16.37

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations – Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 14.00 per cent interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “– Hypothetical Examples” above for more information.

Reference Asset:	WESTERN DIGITAL CORPORATION

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	14.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	12 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	14.00%		100.00%
+	90%	14.00%		90.00%
+	80%	14.00%		80.00%
+	70%	14.00%		70.00%
+	60%	14.00%		60.00%
+	50%	14.00%		50.00%
+	40%	14.00%		40.00%
+	30%	14.00%		30.00%
+	20%	14.00%		20.00%
+	10%	14.00%		10.00%
	0%	14.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	4.00%	14.00%	-10%
-	20%	-6.00%	14.00%	-20%
-	30%	-16.00%	N/A	-30%
-	40%	-26.00%	N/A	-40%
-	50%	-36.00%	N/A	-50%
-	60%	-46.00%	N/A	-60%
-	70%	-56.00%	N/A	-70%
-	80%	-66.00%	N/A	-80%
-	90%	-76.00%	N/A	-90%
-	100%	-86.00%	N/A	-100%

FWP-6

CIRCUIT CITY STORES, INC. (CC)

Description of CIRCUIT CITY STORES, INC.

According to publicly available information, CIRCUIT CITY STORES, INC. (“Circuit City”) is a specialty retailer of consumer electronics, home office products, entertainment software, and related services. Circuit City has two reportable segments: its domestic segment and its international segment. Prior to the second quarter of fiscal 2005, the company had another reportable segment, its finance operation that was sold in May 2004.

The domestic segment is primarily engaged in the business of selling brand-name consumer electronics, personal computers, entertainment software, and related services in Circuit City stores in the United States and via the Web at www.circuitcity.com.

The international segment, which is comprised of the operations of InterTAN, Inc., is primarily engaged in the business of selling private-label and brand-name consumer electronics products in Canada.

Circuit City’s SEC file number is 001-05767.

Historical Performance of CIRCUIT CITY STORES, INC.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	$20.58	$10.68	$11.98
June 28, 2002	$16.33	$11.28	$12.45
September 30, 2002	$12.62	$8.40	$10.06
December 31, 2002	$11.00	$6.95	$7.42
March 31, 2003	$7.90	$3.91	$5.20
June 30, 2003	$9.15	$4.94	$8.80
September 30, 2003	$11.41	$8.58	$9.53
December 31, 2003	$13.21	$9.25	$10.13
March 31, 2004	$12.09	$8.69	$11.30
June 30, 2004	$13.35	$10.32	$12.95
September 30, 2004	$15.60	$11.90	$15.34
December 31, 2004	$17.87	$14.20	$15.64
March 31, 2005	$17.25	$13.40	$16.05
June 30, 2005	$17.86	$14.47	$17.29
September 30, 2005	$18.71	$15.36	$17.16
December 30, 2005	$23.12	$16.16	$22.59
March 31, 2006	$26.01	$22.40	$24.48
June 30, 2006	$31.54	$23.00	$27.22
July 1, 2006 through September 8, 2006	$27.27	$22.91	$22.89

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations – Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 14.00 per cent interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “– Hypothetical Examples” above for more information.

Reference Asset:	CIRCUIT CITY STORES, INC.

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	14.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	12 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	14.00%		100.00%
+	90%	14.00%		90.00%
+	80%	14.00%		80.00%
+	70%	14.00%		70.00%
+	60%	14.00%		60.00%
+	50%	14.00%		50.00%
+	40%	14.00%		40.00%
+	30%	14.00%		30.00%
+	20%	14.00%		20.00%
+	10%	14.00%		10.00%
	0%	14.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	4.00%	14.00%	-10%
-	20%	-6.00%	14.00%	-20%
-	30%	-16.00%	N/A	-30%
-	40%	-26.00%	N/A	-40%
-	50%	-36.00%	N/A	-50%
-	60%	-46.00%	N/A	-60%
-	70%	-56.00%	N/A	-70%
-	80%	-66.00%	N/A	-80%
-	90%	-76.00%	N/A	-90%
-	100%	-86.00%	N/A	-100%

FWP-7

CONSOL ENERGY INC. (CNX)

Description of CONSOL ENERGY INC.

According to publicly available information, CONSOL ENERGY INC. (“Consol”) is a multi-fuel energy producer and energy services provider that primarily serves the electric power generation industry in the United States. That industry generates approximately two-thirds of its output by burning coal or gas, the two fuels Consol produces. Consol produces pipeline-quality coalbed methane gas from its coal properties in Pennsylvania, Virginia and West Virginia and conventional gas from properties in Tennessee and Virginia.

Consol’s SEC file number is 001-14901.

Historical Performance of CONSOL ENERGY INC.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	$13.75	$10.60	$13.13
June 28, 2002	$14.14	$10.63	$10.63
September 30, 2002	$10.77	$4.90	$6.33
December 31, 2002	$8.95	$5.33	$8.64
March 31, 2003	$9.01	$7.28	$8.27
June 30, 2003	$12.31	$7.83	$11.37
September 30, 2003	$11.48	$9.09	$9.29
December 31, 2003	$13.40	$9.34	$12.95
March 31, 2004	$15.01	$10.12	$13.40
June 30, 2004	$18.37	$12.43	$18.00
September 30, 2004	$19.63	$14.90	$17.45
December 31, 2004	$21.95	$16.06	$20.53
March 31, 2005	$24.63	$18.58	$23.51
June 30, 2005	$27.50	$20.78	$26.79
September 30, 2005	$38.73	$26.85	$38.14
December 30, 2005	$39.91	$26.80	$32.59
March 31, 2006	$37.71	$30.00	$37.08
June 30, 2006	$49.09	$35.12	$46.72
July 1, 2006 through September 8, 2006	$48.90	$33.02	$33.20

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations – Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 13.25 per cent interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “– Hypothetical Examples” above for more information.

Reference Asset:	CONSOL ENERGY INC.

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	13.25 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	12 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	13.25%		100.00%
+	90%	13.25%		90.00%
+	80%	13.25%		80.00%
+	70%	13.25%		70.00%
+	60%	13.25%		60.00%
+	50%	13.25%		50.00%
+	40%	13.25%		40.00%
+	30%	13.25%		30.00%
+	20%	13.25%		20.00%
+	10%	13.25%		10.00%
	0%	13.25%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	3.25%	13.25%	-10%
-	20%	-6.75%	13.25%	-20%
-	30%	-16.75%	N/A	-30%
-	40%	-26.75%	N/A	-40%
-	50%	-36.75%	N/A	-50%
-	60%	-46.75%	N/A	-60%
-	70%	-56.75%	N/A	-70%
-	80%	-66.75%	N/A	-80%
-	90%	-76.75%	N/A	-90%
-	100%	-86.75%	N/A	-100%

FWP-8

BEST BUY CO., INC. (BBY)

Description of BEST BUY CO., INC.

According to publicly available information, BEST BUY CO., INC. (“Best Buy”) is a specialty retailer of consumer electronics, home-office products, entertainment software, appliances and related services. Best Buy operates retail stores and commercial Web sites under the brand names Best Buy (BestBuy.com and BestBuyCanada.ca), Future Shop (FutureShop.ca), Magnolia Audio Video (MagnoliaAV.com) and Geek Squad (GeekSquad.com and GeekSquad.ca).

Best Buy’s SEC file number is 001-09595.

Historical Performance of BEST BUY CO., INC.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	$35.83	$29.00	$35.20
June 28, 2002	$35.44	$22.33	$24.20
September 30, 2002	$24.87	$12.33	$14.87
December 31, 2002	$20.30	$11.33	$16.10
March 31, 2003	$20.82	$15.77	$17.98
June 30, 2003	$29.95	$17.03	$29.28
September 30, 2003	$36.07	$26.41	$31.68
December 31, 2003	$41.80	$31.63	$34.83
March 31, 2004	$36.70	$30.10	$34.48
June 30, 2004	$37.50	$32.69	$33.83
September 30, 2004	$36.68	$29.25	$36.16
December 31, 2004	$41.47	$35.83	$39.61
March 31, 2005	$40.48	$33.91	$36.01
June 30, 2005	$46.91	$31.93	$45.70
September 30, 2005	$53.17	$40.40	$43.53
December 30, 2005	$51.65	$40.66	$43.48
March 31, 2006	$57.69	$43.32	$55.93
June 30, 2006	$59.50	$48.69	$54.84
July 1, 2006 through September 8, 2006	$55.51	$43.51	$46.31

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations – Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 12.00 per cent interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “– Hypothetical Examples” above for more information.

Reference Asset:	BEST BUY CO., INC.

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	12.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	12 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	12.00%		100.00%
+	90%	12.00%		90.00%
+	80%	12.00%		80.00%
+	70%	12.00%		70.00%
+	60%	12.00%		60.00%
+	50%	12.00%		50.00%
+	40%	12.00%		40.00%
+	30%	12.00%		30.00%
+	20%	12.00%		20.00%
+	10%	12.00%		10.00%
	0%	12.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	2.00%	12.00%	-10%
-	20%	-8.00%	12.00%	-20%
-	30%	-18.00%	N/A	-30%
-	40%	-28.00%	N/A	-40%
-	50%	-38.00%	N/A	-50%
-	60%	-48.00%	N/A	-60%
-	70%	-58.00%	N/A	-70%
-	80%	-68.00%	N/A	-80%
-	90%	-78.00%	N/A	-90%
-	100%	-88.00%	N/A	-100%

FWP-9

MICRON TECHNOLOGY, INC. (MU)

Description Micron Technology, Inc.

According to publicly available information, Micron Technology, Inc. (“Micron”) is a global manufacturer and marketer of semiconductor devices, principally DRAM and NAND Flash memory, and CMOS image sensors. Micron’s products are key components used in a broad array of electronic applications including personal computers, workstations, network servers, mobile phones, flash memory cards, USB storage devices, digital still cameras, MP3 players and other consumer electronics products. Micron’s customers are original equipment manufacturers located around the world.

Micron’s SEC file number is 001-10658.

Historical Performance of Micron Technology, Inc.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	$39.50	$29.51	$32.90
June 28, 2002	$34.00	$16.00	$20.22
September 30, 2002	$25.14	$12.10	$12.37
December 31, 2002	$18.00	$9.50	$9.74
March 31, 2003	$11.10	$6.60	$8.14
June 30, 2003	$13.90	$8.00	$11.63
September 30, 2003	$15.66	$11.32	$13.42
December 31, 2003	$15.10	$11.28	$13.47
March 31, 2004	$17.08	$13.64	$16.71
June 30, 2004	$18.25	$13.18	$15.31
September 30, 2004	$15.30	$10.89	$12.03
December 31, 2004	$12.82	$10.95	$12.35
March 31, 2005	$12.44	$10.04	$10.34
June 30, 2005	$11.17	$9.32	$10.21
September 30, 2005	$13.47	$10.10	$13.30
December 30, 2005	$14.82	$12.37	$13.31
March 31, 2006	$17.15	$13.34	$14.72
June 30, 2006	$17.49	$14.80	$15.06
July 1, 2006 through September 8, 2006	$17.97	$13.98	$17.88

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations – Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 11.25 per cent interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “– Hypothetical Examples” above for more information.

Reference Asset:	Micron Technology, Inc.

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	11.25 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	12 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	11.25%		100.00%
+	90%	11.25%		90.00%
+	80%	11.25%		80.00%
+	70%	11.25%		70.00%
+	60%	11.25%		60.00%
+	50%	11.25%		50.00%
+	40%	11.25%		40.00%
+	30%	11.25%		30.00%
+	20%	11.25%		20.00%
+	10%	11.25%		10.00%
	0%	11.25%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	1.25%	11.25%	-10%
-	20%	-8.75%	11.25%	-20%
-	30%	-18.75%	N/A	-30%
-	40%	-28.75%	N/A	-40%
-	50%	-38.75%	N/A	-50%
-	60%	-48.75%	N/A	-60%
-	70%	-58.75%	N/A	-70%
-	80%	-68.75%	N/A	-80%
-	90%	-78.75%	N/A	-90%
-	100%	-88.75%	N/A	-100%

FWP-10

CHESAPEAKE ENERGY CORPORATION (CHK)

Description of Chesapeake Energy Corporation

According to publicly available information, Chesapeake Energy Corporation (“Chesapeake”) is an independent producer of natural gas and owns interests in approximately 30,600 producing oil and gas wells that are currently producing approximately 1.5 bcfe per day, 92% of which is natural gas. In addition to drilling and operating wells, Chesapeake consolidates onshore U.S. natural gas assets. On November 14, 2005, Chesapeake completed its acquisition of Columbia Energy Resources, LLC and its related subsidiaries including Columbia Natural Resources, LLC, for $2.2 billion in cash.

Chesapeake’s SEC file number is 001-13726.

Historical Performance of Chesapeake Energy Corporation

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	$11.06	$7.65	$8.85
June 28, 2002	$9.45	$6.20	$6.80
September 30, 2002	$6.96	$4.50	$5.65
December 31, 2002	$7.59	$5.26	$6.61
March 31, 2003	$7.78	$5.05	$7.74
June 30, 2003	$8.55	$6.81	$7.20
September 30, 2003	$7.25	$4.50	$6.60
December 31, 2003	$8.06	$5.89	$7.74
March 31, 2004	$48.64	$7.27	$7.86
June 30, 2004	$11.45	$7.45	$10.10
September 30, 2004	$10.97	$9.17	$10.78
December 31, 2004	$14.00	$10.66	$13.58
March 31, 2005	$13.98	$11.70	$13.40
June 30, 2005	$15.05	$12.68	$14.72
September 30, 2005	$16.24	$13.69	$15.83
December 30, 2005	$18.31	$15.17	$16.50
March 31, 2006	$23.65	$15.06	$21.94
June 30, 2006	$24.00	$17.74	$22.80
July 1, 2006 through September 8, 2006	$33.76	$28.50	$30.24

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 11.00 per cent interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “– Hypothetical Examples” above for more information.

Reference Asset:	Chesapeake Energy Corporation

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	11.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	12 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	11.00%		100.00%
+	90%	11.00%		90.00%
+	80%	11.00%		80.00%
+	70%	11.00%		70.00%
+	60%	11.00%		60.00%
+	50%	11.00%		50.00%
+	40%	11.00%		40.00%
+	30%	11.00%		30.00%
+	20%	11.00%		20.00%
+	10%	11.00%		10.00%
	0%	11.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	1.00%	11.00%	-10%
-	20%	-9.00%	11.00%	-20%
-	30%	-19.00%	N/A	-30%
-	40%	-29.00%	N/A	-40%
-	50%	-39.00%	N/A	-50%
-	60%	-49.00%	N/A	-60%
-	70%	-59.00%	N/A	-70%
-	80%	-69.00%	N/A	-80%
-	90%	-79.00%	N/A	-90%
-	100%	-89.00%	N/A	-100%

FWP-11

ANNTAYLOR STORES CORPORATION (ANN)

Description of ANNTAYLOR STORES CORPORATION

According to publicly available information, ANNTAYLOR STORES CORPORATION (“AnnTaylor”), through its wholly-owned subsidiaries, is a national specialty retailer of women’s apparel, shoes and accessories sold primarily under the “Ann Taylor”, “Ann Taylor Loft” and “Ann Taylor Factory” brands. AnnTaylor’s stores offer a range of career and casual separates, dresses, tops, weekend wear, shoes and accessories, coordinated as part of a total wardrobing strategy. AnnTaylor sales associates are trained to assist clients in merchandise selection and wardrobe coordination.

AnnTaylor Stores’ SEC file number is 001-10738.

Historical Performance of ANNTAYLOR STORES CORPORATION

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	$19.73	$15.14	$19.21
June 28, 2002	$22.13	$16.10	$16.93
September 30, 2002	$20.05	$13.71	$15.35
December 31, 2002	$17.67	$12.83	$13.61
March 31, 2003	$14.53	$11.36	$13.69
June 30, 2003	$19.99	$13.20	$19.30
September 30, 2003	$23.38	$18.02	$21.43
December 31, 2003	$27.19	$21.43	$26.00
March 31, 2004	$31.43	$25.01	$28.53
June 30, 2004	$30.34	$25.45	$28.98
September 30, 2004	$29.26	$21.86	$23.40
December 31, 2004	$24.38	$19.98	$21.53
March 31, 2005	$27.80	$20.41	$25.59
June 30, 2005	$26.26	$22.88	$24.28
September 30, 2005	$28.75	$23.63	$26.55
December 30, 2005	$34.77	$23.05	$34.52
March 31, 2006	$38.30	$32.00	$36.79
June 30, 2006	$43.38	$34.50	$43.38
July 1, 2006 through September 8, 2006	$44.27	$38.00	$41.45

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 11.00 per cent interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “– Hypothetical Examples” above for more information.

Reference Asset:	Anntaylor Stores Corporation

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	11.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	12 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	11.00%		100.00%
+	90%	11.00%		90.00%
+	80%	11.00%		80.00%
+	70%	11.00%		70.00%
+	60%	11.00%		60.00%
+	50%	11.00%		50.00%
+	40%	11.00%		40.00%
+	30%	11.00%		30.00%
+	20%	11.00%		20.00%
+	10%	11.00%		10.00%
	0%	11.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	1.00%	11.00%	-10%
-	20%	-9.00%	11.00%	-20%
-	30%	-19.00%	N/A	-30%
-	40%	-29.00%	N/A	-40%
-	50%	-39.00%	N/A	-50%
-	60%	-49.00%	N/A	-60%
-	70%	-59.00%	N/A	-70%
-	80%	-69.00%	N/A	-80%
-	90%	-79.00%	N/A	-90%
-	100%	-89.00%	N/A	-100%

FWP-12

NEWMONT MINING CORPORATION (NEM)

Description of Newmont Mining Corporation

According to publicly available information, Newmont Mining Corporation (“Newmont Mining”) is primarily a gold producer with assets or operations in the United States, Australia, Peru, Indonesia, Ghana, Canada, Uzbekistan, Bolivia, New Zealand and Mexico. As of December 31, 2005, Newmont Mining had proven and probable gold reserves of 93.2 million equity ounces and an aggregate land position of approximately 50,600 square miles. Newmont Mining is also engaged in the production of copper, principally through its Batu Hijau operation in Indonesia. Newmont Mining’s original predecessor corporation was incorporated in 1921 under the laws of Delaware.

Newmont Mining’s SEC file number is 001-31240.

Historical Performance of Newmont Mining Corporation

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	$28.26	$18.52	$27.69
June 28, 2002	$32.75	$26.14	$26.33
September 30, 2002	$29.94	$20.80	$27.51
December 31, 2002	$30.20	$22.57	$29.03
March 31, 2003	$30.60	$24.08	$26.15
June 30, 2003	$34.40	$24.80	$32.46
September 30, 2003	$42.50	$31.01	$39.09
December 31, 2003	$50.28	$37.25	$48.61
March 31, 2004	$50.20	$40.51	$16.63
June 30, 2004	$47.32	$34.70	$38.76
September 30, 2004	$46.11	$37.65	$45.53
December 31, 2004	$49.98	$43.00	$44.41
March 31, 2005	$46.64	$40.07	$42.25
June 30, 2005	$42.60	$34.90	$39.03
September 30, 2005	$48.20	$36.55	$47.17
December 30, 2005	$53.93	$42.08	$53.40
March 31, 2006	$62.72	$46.60	$51.89
June 30, 2006	$59.70	$47.34	$52.93
July 1, 2006 through September 8, 2006	$56.50	$47.74	$48.19

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 10.50 per cent interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “– Hypothetical Examples” above for more information.

Reference Asset:	Newmont Mining Corporation

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	10.50 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	12 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	10.50%		100.00%
+	90%	10.50%		90.00%
+	80%	10.50%		80.00%
+	70%	10.50%		70.00%
+	60%	10.50%		60.00%
+	50%	10.50%		50.00%
+	40%	10.50%		40.00%
+	30%	10.50%		30.00%
+	20%	10.50%		20.00%
+	10%	10.50%		10.00%
	0%	10.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	0.50%	10.50%	-10%
-	20%	-9.50%	10.50%	-20%
-	30%	-19.50%	N/A	-30%
-	40%	-29.50%	N/A	-40%
-	50%	-39.50%	N/A	-50%
-	60%	-49.50%	N/A	-60%
-	70%	-59.50%	N/A	-70%
-	80%	-69.50%	N/A	-80%
-	90%	-79.50%	N/A	-90%
-	100%	-89.50%	N/A	-100%

FWP-13